UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 5, 2009

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive,
Building 3
Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2009, HealthTronics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8 K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On November 5, 2009, the Company and James Whittenburg, President and Chief Executive Officer of the Company, amended the Executive Employment Agreement of Mr. Whittenburg to (1) extend the initial term of the employment agreement to November 5, 2012 and (2) make certain changes to the severance provisions to further strengthen such provisions’ compliance with Section 409A of the Internal Revenue Code of 1986. The Company and Mr. Whittenburg entered into an amended and restated executive employment agreement to consolidate these amendments and previous amendments into one agreement. The amended and restated executive employment agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 5, 2009, management of the Company held an earnings call to discuss the Company’s financial results for the quarter ended September 30, 2009, the transcript of which is attached to this Current Report on Form 8-K as Exhibit 99.2. The Company is furnishing this transcript pursuant to the Securities and Exchange Commission’s Regulation FD. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as the Company’s management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Certain expectations and projections regarding the Company’s future performance referenced in this transcript are forward-looking statements. These expectations and projections are based on currently available competitive, financial, and economic data, along with the Company’s operating plans, and are subject to future events and uncertainties. Among the events and uncertainties that could adversely affect future periods are: the risk that the operations of Endocare, Inc. will not be successfully integrated; the risk that the Company’s expected cost savings and other synergies from the acquisition of Endocare may not be fully realized, realized at all or take longer to realize than anticipated; the Company’s inability to establish or maintain relationships with physicians and hospitals; the impact of healthcare regulatory developments and changes; the inability of healthcare providers to obtain reimbursement for use of the Company’s current or future products or services; competition or technological change that impacts the market for the Company’s products; difficulty in managing the Company’s growth; and other factors described in the Company’s periodic reports filed with the SEC. In addition to the above cautionary statements, all forward-looking statements contained herein should be read in conjunction with the Company’s SEC filings, including the risk factors described therein, and other public announcements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated as of November 5, 2009, by and between HealthTronics, Inc. and James Whittenburg.

99.1	Press release dated November 5, 2009.
99.2	Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: November 12, 2009	By:	/s/ Richard A. Rusk

	Name: Title:	Richard A. Rusk Chief Financial Officer, Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement, dated as of November 5, 2009, by and between HealthTronics, Inc. and James Whittenburg.
99.1	Press release dated November 5, 2009.
99.2	Transcript.